Exhibit 99.1

SemGroup Corporation Reports Fourth Quarter and Full Year 2014 Results
Full Year Adjusted EBITDA Increased 52%
2015 Adjusted EBITDA Guidance Initiated at $320 to $360 Million

Tulsa, OK - February 26, 2015 - SemGroup® Corporation (NYSE: SEMG) today announced its financial results for the three months ended December 31, 2014.

SemGroup's adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $83.2 million for the fourth quarter 2014, compared to $79.4 million for the third quarter 2014 and $57.8 million for the fourth quarter 2013, an increase of approximately 5% over the previous quarter and up 44% year over year. Adjusted EBITDA, which is a non-GAAP measure, is reconciled to net income below.

"SemGroup delivered another quarter of solid results, consecutively increasing financial performance and dividend payout to finish 2014 strong," said Carlin Conner, president and chief executive officer of SemGroup. "We are well positioned for continued growth with a diverse footprint of assets located in some of the most active oil and gas basins in the country. As we move forward in 2015 and beyond, the ability to build and operate significant midstream systems will be a differentiator and our track record speaks for itself."

Fourth Quarter 2014 Adjusted EBITDA Highlights
Compared to the Third Quarter 2014

•	Crude Adjusted EBITDA increased $10.2 million

◦	$11 million increase in marketing margin related to higher volumes and realized gains on derivatives

◦	$4 million increase in transportation margin as a result of higher volumes

◦	$4 million decrease due to increased expenses, primarily related to field services operations

•	SemGas Adjusted EBITDA increased $1.1 million

◦	Higher volumes were partially offset by lower commodity price realizations

•	SemCAMS Adjusted EBITDA decreased $7.4 million

◦	$3 million increase in G&A expense

◦	$2 million decrease related to lower capital fee recoveries

◦	$2 million decrease related to timing of operating expense recoveries

SemGroup reported revenues for fourth quarter 2014 of $547.2 million with net income attributable to SemGroup of $8.1 million, or $0.18 per diluted share, compared to revenues of $594.2 million with a net income attributable to SemGroup of $25.3 million, or $0.59 per diluted share, for the third quarter 2014. For the fourth quarter 2013, revenues totaled $457.3 million with a net income attributable to SemGroup of $3.3 million, or $0.08 per diluted share.

Full Year 2014 Highlights

•	SemGroup invested approximately $356 million in growth projects

•	SemGroup dividends increased by 40%

•	Expanded SemGroup’s U.S. gas processing position in the Mississippi Lime play of Northern Oklahoma and accelerated the implementation of a new 200 mmcf/d plant by nine months to mid-2015

•	Major projects remain on time and on budget

Exhibit 99.1

•	Completed final drop down of White Cliffs Pipeline to Rose Rock Midstream

Adjusted EBITDA for the year ended December 31, 2014, totaled $287.4 million, up 52% from $189.0 million for the year ended December 31, 2013. For the year ended December 31, 2014 SemGroup reported revenues of $2.1 billion with a net income attributable to SemGroup of $29.2 million, or $0.68 per diluted share, compared to revenues of $1.4 billion with a net income attributable to SemGroup of $48.1 million, or $1.13 per diluted share, for the year ended December 31, 2013.

Fourth Quarter 2014 Dividend and Dividend Guidance
The SemGroup board of directors declared a quarterly cash dividend to common shareholders of $0.34 per share, resulting in an annualized distribution of $1.36 per share. This represents a 13% increase from the previous quarterly dividend of $0.30 and a 40% increase year-over-year. The dividend will be paid on March 20, 2015 to all common shareholders of record on March 9, 2015. The company is targeting a dividend growth rate for 2015 of 50% to 60% year-over-year and an annual growth rate of approximately 30% to 40% over the next three years.

2015 Adjusted EBITDA and Capex Guidance
SemGroup anticipates 2015 consolidated Adjusted EBITDA guidance of between $320 and $360 million, an increase of approximately 18% over 2014 results of $287.4 million. The company also expects to deploy more than $775 million in capital investments in 2015, with more than 90% allocated to growth projects.

Recent Updates

•
On February 13, 2015, Rose Rock closed on the previously announced agreement to acquire the remaining crude oil assets of SemGroup, which included the Wattenberg Oil Trunkline System and SemGroup’s 50% interest in the Glass Mountain Pipeline, for a purchase price of $325 million consisting of cash and 1.75 million Rose Rock Midstream common LP units.

Rose Rock priced 2.3 million common units representing limited partner interest at $40.32 per common unit, which included the underwriters' 30-day option to purchase up to an additional 300,000 common units.
Earnings Conference Call
SemGroup will host a joint conference call with Rose Rock Midstream®, L.P. (NYSE: RRMS) for investors tomorrow, February 27, 2015, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 1.888.317.6003, or for international callers, 1.412.317.6061. The pass code for the call is 9662874. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at ir.semgroupcorp.com on the Calendar of Events-Past Events page. The fourth quarter 2014 earnings slide deck will be posted under Presentations.

About SemGroup
Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.
SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.semgroupcorp.com, our Twitter account and LinkedIn account.

Exhibit 99.1

Non-GAAP Financial Measures
Adjusted EBITDA is not a generally accepted accounting principles (GAAP) measure and is not intended to be used in lieu of a GAAP presentation of net income/loss. Adjusted EBITDA is presented in this Press Release because SemGroup believes it provides additional information with respect to its performance. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup's operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this Press Release. Because all companies do not use identical calculations, SemGroup's presentation of Adjusted EBITDA may be different from similarly titled measures of other companies, thereby diminishing its utility. Reconciliations of net income (loss) to Adjusted EBITDA for the periods presented are included in the tables at the end of this Press Release.

Forward-Looking Statements
Certain matters contained in this Press Release include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations or to fund our other liquidity needs; our ability to comply with the covenants contained in the instruments governing our indebtedness and to maintain certain financial ratios required by our credit facilities; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital; the ability of our subsidiary, Rose Rock Midstream L.P. (NYSE: RRMS), to make minimum quarterly distributions; the operations of NGL Energy Partners LP (NYSE: NGL), which we do not control; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; changes in currency exchange rates; cyber attacks involving our information systems and related infrastructure; the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies; and the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.
Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Exhibit 99.1

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
investor.relations@semgroupcorp.com

Media:
Kiley Roberson
918-524-8594
kroberson@semgroupcorp.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets	$479,280	$534,014
Property, plant and equipment, net	1,256,825	1,105,728
Goodwill and other intangible assets	231,391	236,859
Equity method investments	577,920	565,124
Other noncurrent assets, net	44,386	28,889
Total assets	$2,589,802	$2,470,614
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$40	$37
Other current liabilities	391,622	499,177
Total current liabilities	391,662	499,214
Long-term debt, excluding current portion	767,092	615,088
Other noncurrent liabilities	211,611	142,449
Total liabilities	1,370,365	1,256,751
Total owners' equity	1,219,437	1,213,863
Total liabilities and owners' equity	$2,589,802	$2,470,614

Exhibit 99.1

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Revenues	$547,237	$457,328	$594,235	$2,122,579	$1,427,016
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	411,655	339,468	458,063	1,623,358	1,020,100
Operating	67,034	60,772	69,377	246,613	223,585
General and administrative	23,963	23,710	23,296	87,845	78,597
Depreciation and amortization	27,498	24,846	25,200	98,397	66,409
Loss (gain) on disposal of long-lived assets, net	11,959	(109)	1,376	32,592	(239)
Total expenses	542,109	448,687	577,312	2,088,805	1,388,452
Earnings from equity method investments	15,827	12,788	14,223	64,199	52,477
Gain on issuance of common units by equity method investee	2,121	26,873	18,772	29,020	26,873
Operating income	23,076	48,302	49,918	126,993	117,914
Other expenses (income), net	(2,196)	17,646	(6,368)	28,422	69,415
Income from continuing operations before income taxes	25,272	30,656	56,286	98,571	48,499
Income tax expense (benefit)	12,569	24,051	24,090	46,513	(17,254)
Income from continuing operations	12,703	6,605	32,196	52,058	65,753
Income (loss) from discontinued operations, net of income taxes	4	(6)	—	(1)	59
Net income	12,707	6,599	32,196	52,057	65,812
Less: net income attributable to noncontrolling interests	4,633	3,319	6,934	22,817	17,710
Net income attributable to SemGroup Corporation	$8,074	$3,280	$25,262	$29,240	$48,102
Net income attributable to SemGroup Corporation	$8,074	$3,280	$25,262	$29,240	$48,102
Other comprehensive income (loss), net of income taxes	(17,669)	2,752	(10,331)	(24,287)	(1,555)
Comprehensive income (loss) attributable to SemGroup Corporation	$(9,595)	$6,032	$14,931	$4,953	$46,547
Net income per common share:
Basic	$0.19	$0.08	$0.59	$0.69	$1.14
Diluted	$0.18	$0.08	$0.59	$0.68	$1.13
Weighted average shares (thousands):
Basic	43,492	42,530	42,708	42,665	42,339
Diluted	43,807	42,888	43,013	42,967	42,646

Exhibit 99.1

Reconciliation of net income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Net income	$12,707	$6,599	$32,196	$52,057	$65,812
Add: Interest expense	14,650	9,171	14,807	49,044	25,142
Add: Income tax expense (benefit)	12,569	24,051	24,090	46,513	(17,254)
Add: Depreciation and amortization expense	27,498	24,846	25,200	98,397	66,409
EBITDA	67,424	64,667	96,293	246,011	140,109
Selected Non-Cash Items and Other Items Impacting Comparability	15,783	(6,869)	(16,868)	41,430	48,909
Adjusted EBITDA	$83,207	$57,798	$79,425	$287,441	$189,018
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Loss (gain) on disposal of long-lived assets, net	$11,959	$(109)	$1,376	$32,592	$(239)
Loss (income) from discontinued operations, net of income taxes	(4)	6	—	1	(59)
Foreign currency transaction loss (gain)	302	(660)	128	(86)	(1,633)
Remove NGL equity earnings including gain on issuance of common units	(387)	(26,168)	(14,290)	(31,363)	(33,996)
Remove gain on sale of NGL units	(7,463)	—	(26,748)	(34,211)	—
NGL cash distribution	5,942	4,952	6,450	23,404	18,321
Inventory valuation adjustments including equity method investees	7,781	—	—	7,781	—
Mid-America Midstream Gas Services acquisition cost	—	—	—	—	3,600
Employee severance expense	101	29	90	220	38
Unrealized loss (gain) on derivative activities	(1,078)	785	(411)	(1,734)	(974)
Change in fair value of warrants	(10,076)	9,406	5,550	13,423	46,434
Depreciation and amortization included within equity earnings	6,404	2,304	4,887	18,992	9,520
Bankruptcy related expenses	317	567	116	1,310	567
Charitable contributions	81	—	3,298	3,379	—
Recovery of receivables written off at emergence	—	—	—	(664)	—
Non-cash equity compensation	1,904	2,019	2,686	8,386	7,330
Selected Non-Cash Items and Other Items Impacting Comparability	$15,783	$(6,869)	$(16,868)	$41,430	$48,909

Exhibit 99.1

2015 Adjusted EBITDA Guidance Reconciliation

(in millions, unaudited)
Mid-point
Net income	$121.5
Add: Interest expense	64.0
Add: Income tax expense	8.0
Add: Depreciation and amortization	109.0
EBITDA	$302.5
Selected Non-Cash and Other Items Impacting Comparability	37.5
Adjusted EBITDA	$340.0

Selected Non-Cash and Other Items Impacting Comparability
Depreciation and amortization included within equity earnings	25.0
Non-cash equity compensation	12.5
Selected Non-Cash and Other Items Impacting Comparability	$37.5

(1) Guidance is on a cash basis for equity investments in NGL, includes fully consolidated Rose Rock Midstream